            AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                         CINERGY RECEIVABLES COMPANY LLC

                           DATED AS OF MARCH 31, 2002

     This Amended and Restated Limited  Liability  Company  Agreement of Cinergy
Receivables  Company LLC (this  "Agreement") is entered into by Cinergy Corp., a
Delaware  corporation,  as the sole  member  and the sole  holder  of an  equity interest.  Capitalized  terms used and not  otherwise  defined  herein  have the meanings set forth on Schedule A hereto.

     The Member, by execution of this Agreement, (i) hereby forms the Company as a limited  liability  company  pursuant to and in  accordance  with the Delaware
Limited Liability  Company Act (6 Del.  C.ss.ss.18-101 et seq.), as amended from time to time (the "Act"), and this Agreement, and (ii) hereby agrees as follows:

Section 1. Name.
           -----

     The  name  of the  limited  liability  company  formed  hereby  is  Cinergy
Receivables Company LLC.

Section 2. Principal Business Office.
           --------------------------

     The principal  business  office of the Company shall be located at 221 East
Fourth Street, Suite 2500, Cincinnati, OH 45202.

Section 3. Registered Office.
           ------------------

     The  address  of the  registered  office  of the  Company  in the  State of
Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange
Street, Wilmington, County of New Castle, Delaware 19801.

Section 4. Registered Agent.
           -----------------

     The name and address of the registered  agent of the Company for service of process  on the  Company  in the  State of  Delaware  is The  Corporation  Trust
Company, Corporation Trust Center, 1209 Orange Street, Wilmington, County of New
Castle, Delaware 19801.

Section 5. Member.
           -------

     (a) The  mailing  address of the Member is set forth on Schedule B attached hereto.

     (b) Subject to Section 10(k), the Member may act by written consent.

     (c) The  Company  shall be  authorized  to issue a single  class of Limited
Liability  Company  Interest (as defined in the Act, the "Interest")  that shall not be certificated,  and shall include any and all benefits to which the holder of  such  Interest  may  be  entitled  in  this  Agreement,  together  with  all obligations  of such  person to comply  with the  terms  and  provisions  of the
Agreement.

     (d) In the event there is more than one member,  each member's  Interest in the Company shall be expressed as a percentage equal to the ratio on any date of such member's  capital  account (such  capital  accounts to be determined  after giving  effect to all  contributions  of  property  or money,  distributions  or allocations for all periods ending on or prior to such date) on such date to the aggregate capital accounts of all members on such date ("Percentage  Interest").
If there is only one member, its Percentage  Interest shall be 100% for purposes of this Agreement.

     (e) At any time that there is more than one member, a capital account shall be  maintained  for each member,  to which  contributions  and profits  shall be credited,  and against  which  distributions  and losses shall be charged.  Such
capital   accounts  shall  be  maintained  in  accordance  with  tax  accounting principles prescribed by the Treasury Regulations (the "Allocation Regulations")
promulgated  under Section 704 of the Internal  Revenue Code of 1986, as amended
(the "Code"),  so that the tax allocations  provided in this Agreement shall, to the extent  possible  satisfy the  "alternate  economic  effect test" within the meaning of the Allocation Regulations.

     (f) The profits and losses of the Company  shall be  allocated  entirely to the Member or, if additional members are admitted,  to the members in proportion to their respective Percentage Interests.

     (g) The  distributions of the Company shall be distributed  entirely to the
Member, or if additional  members are admitted,  to the members in proportion to their respective Percentage Interests.

     (h) Meetings of the Member may be called at any time by any member.  Except as provided by law,  if there  shall be more than one member of the  Company,  a majority of Percentage  Interests of the Company,  entitled to vote at a meeting shall constitute a quorum at all meeting of the members, or if there is only one member of the Company, such member shall constitute a quorum.

     (i) Except as specifically set forth herein,  any matter requiring the vote of the Member shall require an affirmative  vote by a majority of the Percentage
Interests of the members in order to constitute an act of the members.

Section 6. Certificates.
           -------------

     Stephen M. Griffith,  Jr., is hereby  designated as an "authorized  person"
within  the  meaning  of the Act,  and has  executed,  delivered  and  filed the
Certificate of Formation of the Company with the Secretary of State of the State of Delaware.  Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware,  his powers as an "authorized person" ceased, and the Member  thereupon  became the designated  "authorized  person" and shall continue as the  designated  "authorized  person" within the meaning of the Act.
The Member or an Officer shall execute,  deliver and file any other certificates
(and  amendments  and/or  restatements  thereof)  necessary  for the  Company to qualify  to do  business  in Ohio and in any  other  jurisdiction  in which  the
Company may wish to conduct business.

Section 7. Purposes.
           ---------

     Company is  intended  to and shall  operate  and  function  as a  Qualified
Special  Purpose  Entity  ("QSPE") as that term is defined in the  Statement  of
Financial  Accounting  Standards No. 140 ("FASB  140").  In order to satisfy the requirements of FASB 140 for QSPEs, the nature of the business or purposes to be conducted or promoted by the Company are limited solely to the following:

     (a) to purchase or  otherwise  acquire  from time to time any or all right, title and  interest  in, to and under any  obligation,  whether now or hereafter acquired,  of any obligor to pay the Cincinnati Gas & Electric Company,  an Ohio
corporation ("CG&E),  PSI Energy, Inc. ("PSI"), an Indiana  corporation,  or The
Union  Light,  Heat and Power  Company,  a  Kentucky  corporation  ("ULHP")  for merchandise  sold or  services  rendered  by  CG&E,  PSI,  or  UHLP in a  retail transaction,  including  the  rights  of  CG&E,  PSI or ULHP to  payment  of any interest or finance charges,  and in the contracts relating to such obligations, all security  interests,  guaranties and property securing or supporting payment of such obligations, all books and records relating to such obligations, and all proceeds of the  foregoing,  but shall not include any obligation of any obligor to pay for merchandise  sold or services  rendered on a wholesale basis by CG&E,
PSI or  ULHP  (collectively,  "Receivables"),  and to  enter  into  any  related agreements with any Affiliates or any other Person or Persons;

     A "retail  transaction" is one (i) (a) in which the merchandise sold or the services rendered are sold or rendered to a residential, commercial, industrial, public  street  and  highway  lighting,  or  public  authority  customer  or any successor type of customer to the  aforementioned  customer,  or (b) which arose from a bona fide sale of  merchandise  or insurance or the rendering of services accepted by the obligor of that  receivable  (including  with respect to CG&E, a receivable  which arose from the joint  ownership  arrangements  between  and/or among CG&E, Dayton Power & Light Co. and/or Columbus Southern Power Co. relating to certain jointly owned generating stations), and (ii) which does not result in the  customer  being  obliged to pay for such  merchandise  or services  under a
Percentage of Increase Payment Plan.

     (b)  pursuant to the Purchase and Sale  Agreement or the  Receivables  Loan
Agreements  identified in Section 7(d) hereof, to purchase,  acquire, own, hold, service, process, settle, collect, grant a lien on, assign, pledge and otherwise deal  with the  Receivables  and any  undivided  interests  in the  Receivables,
collateral   securing  the  Receivables  and  any  proceeds  or  further  rights associated  with any of the foregoing  and to enter into any related  agreements with third parties or any other Person or Persons;

     (c) to  manage  and  service  the  Receivables  pursuant  to  one  or  more agreements to be entered into by and among,  among  others,  the Company and any
Person or Persons acting as servicer or collection agent of the Receivables;

     (d) to enter into the  Amended and  Restated  Purchase  and Sale  Agreement
dated as of March 31, 2002 among the Company and the Originators  ("Purchase and
Sale  Agreement"),  and the Receivables  Loan Agreement dated as of February 14,
2002 among the Company,  The  Cincinnati Gas & Electric  Company,  as Collection
Agent, Windmill Funding Corporation and Jupiter Securitization  Corporation,  as
Lenders,  ABN AMRO Bank N.V., as a Servicing Agent and as Administrative  Agent,
and Bank One, NA, as a Servicing Agent, and the Receivables Loan Agreement dated as of  February  14,  2002  among The  Cincinnati  Gas &  Electric  Company,  as
Collection Agent, Bank One, NA, as a Committed Lender and ABN AMRO Bank N.V., as
a  Committed  Lender  and as  Administrative  Agent  and each  other  agreement, instrument,  promissory  note,  certificate,  Uniform  Commercial Code financing statement or document  contemplated  by such Purchase and Sale Agreement or such
Receivables  Loan  Agreement,  and any amendment,  amendment and  restatement or other  modification  of such  Purchase  and  Sale  Agreement,  Receivables  Loan
Agreement, other agreement,  instrument,  promissory note, certificate,  Uniform
Commercial Code financing statement or document;

     (e) to borrow funds pursuant to either such Receivables Loan Agreements and issue  evidences  of  indebtedness  in respect  thereof,  and to grant  security interests  in  Receivables  to  secure  its  obligations  under  either  of such
Receivables Loan  Agreements,  but only to pay the purchase price of Receivables purchased  under the  Purchase and Sale  Agreement or to reduce any  outstanding amounts  owing  under the  Subordinated  Notes  payable  by the  Company  to the
Originator  under the Purchase and Sale Agreement and to secure such  borrowings and indebtedness,  as well as obligations  incurred by the Company in connection therewith with (and pledge and grant liens on and security  interests in) assets acquired  from time to time by the  Company and by other  assets and  properties which the Company owns from time to time or in which it  otherwise  has a right, title or interest;

     (f) to carry out all of its  obligations  and  exercise  all of its  rights under the agreements,  instruments,  promissory notes,  certificates,  financing statements or documents set forth in Section 7(e);

     (g) to engage in any  lawful act or  activity  and to  exercise  any powers permitted to limited liability  companies  organized under the laws of the State of Delaware  that, in either case, are incidental to and necessary or convenient for the accomplishment of the above-mentioned purposes; and

     (h) the purposes of the Company shall not be significantly  changed without the prior  written  consent of each  person or entity  that  holds a  beneficial interest, as that term is defined in FASB 140 ("Beneficial Interests") or, in or pledged by the Company.

Section 8. Powers.
           -------

     Subject to any limitations  set forth in this Agreement,  including but not limited  to those set forth in  Section  10(k),  the  Company,  and the Board of
Managers and the  Officers of the Company on behalf of the  Company,  shall have and exercise all powers  necessary,  convenient or incidental to accomplish  its purposes as set forth in Section 7.

Section 9. Limitation on Purpose and Powers.
           ---------------------------------

     Notwithstanding  the above enumerated  purposes and powers,  the Company is intended to qualify and  conduct  business as a QSPE and any  purposes or powers stated  above that are  contrary to the  following  limited  purposes and powers shall be null and void and of no effect:

     (a) The Company may hold only:

          (i) financial assets transferred to it that are passive in nature;

          (ii) passive derivative financial instruments pertaining to Beneficial
     Interests as defined in FASB 140, other than another  derivative  financial instrument,  that is issued or sold to parties  other than a transferor  of assets to the Company or such transferor's affiliates or agents;

          (iii)  financial  assets,  such as guarantees or rights to collateral, that are intended to reimburse the Company if financial assets  transferred to the Company are not  adequately  serviced  by  third-parties  or if such third  parties fail to timely pay  obligations  due to the Company and that the  Company  entered  into  when  it was  established,  when  assets  were transferred  to it, or when  Beneficial  Interests,  other than  derivative financial instruments, were issued by the Company;

          (iv) servicing rights related to the financial assets that it holds;

          (v) temporarily,  nonfinancial  assets obtained in connection with the collection of financial assets that the Company holds; and

          (vi) cash that is collected from assets that it holds and  investments purchased  with  such  cash  pending  distribution  to the  holders  of the
     Company's  Beneficial Interests so long as such investments are appropriate for  such  purpose  such as money  market  or  other  relatively  risk-free instruments  without options and with maturities no later than the expected distribution date.

     (b) The Company  may only sell or  otherwise  dispose of noncash  financial assets in automatic response to one of the following conditions:

          (i) the occurrence of an event or  circumstance  that (a) is specified in this agreement or the agreements that create the Beneficial Interests in the transferred  assets that the Company holds;  (b) is outside the control of a transferor of assets to the Company or such transferor's affiliates or agents;  and (c)  causes,  or is expected at the date of transfer to cause, the fair value of those financial  assets to decline by a specified  degree below the fair value of such assets when the Company obtained them;

          (ii) exercise by a holder of the Beneficial  Interests of the Company, that is an entity other than a transferor  of assets to the Company or such transferor's  affiliates  or  agents,  of its  right to put its  beneficial interest back to the Company;

          (iii)  exercise by a transferor  of assets to the Company of a call or removal-of-accounts  provision  specified in this  agreement,  an agreement transferring assets to the Company, or an agreement creating the Beneficial
     Interests in the transferred assets that the Company holds; and

          (iv)  termination  of  the  Company  or  maturity  of  the  Beneficial
     Interests in the financial assets of the Company on a fixed or determinable date that is specified at the inception of the Company.

Section 10. Management.
            -----------

     (a) Board of Managers.  Subject to Section 10(k),  the business and affairs
         ------------------
of the Company shall be managed,  by or under the direction of, a board of three
(3) Managers.  Each Manager  elected,  designated or appointed shall hold office until a  successor  is elected and  qualified  or until such  Manager's  earlier death,  resignation,  expulsion,  incapacity or removal.  Managers need not be a
Member.  The Managers  shall be James E. Rogers,  Mary S. Stawikey and Carrie L.
Tillman, of whom two (2) shall be the Independent Managers, as defined below.

     (b)  Independent  Managers.  At all  times,  at  least  two  Managers  (the
          ----------------------
"Independent  Managers"  and  individually,  an  "Independent  Manager")  of the
Company shall be persons who meet the following criteria:

          (i) Has at least  five (5) years of  business,  legal,  financial,  or other equivalent experience;

          (ii) Is not, and during the three (3) years prior to being  designated as an Independent Manager has not been, any of the following:

               (A) A customer or  supplier of any member of the Parent  Group as defined in Section 10(k) below);

               (B) A  shareholder  (whether  direct,  indirect,  or  beneficial)
          holding  more than one percent  (1%) of the  outstanding  stock of any member of the Parent Group;

               (C) An officer or employee of any member of the Parent Group;

               (D)  Engaged in any  business  transaction  or series of business transactions  for profit  (including  banking,  legal,  or  consulting services)  involving more than Ten Thousand Dollars ($10,000) with any member of the Parent Group; or

               (E) An Affiliate,  executive officer,  general partner, or member of the  immediate  family of any person that had the status or engaged in a transaction described in any of the above subparagraphs; and

          (iii) Does not propose to, and will not, while an Independent  Manager of the  Company,  enter into a  relationship  or  transaction  described in subsection (ii) above.

If an Independent Manager dies, resigns, is expelled,  becomes  incapacitated or is removed,  or such  position is  otherwise  vacant,  no action  requiring  the unanimous  vote  of  the  Board  of  Managers  of the  Company  shall  be  taken
(including,  without  limitation,  any action  pursuant  to Section  20) until a successor  Independent  Manager is elected and  qualified  and  approves of such action. In the event of the death, resignation, expulsion, incapacity or removal of an  Independent  Manager,  or a vacancy  for any other  reason,  a  successor
Independent Manager shall be appointed by the remaining Managers. An Independent
Manager,  in voting on matters  subject to the approval of the Board of Managers of the Company,  shall at all times take into account the interests of creditors of  the  Company,  in  addition  to the  interests  of the  Company  itself.  No
Independent  Manager may be removed for any reason  unless his or her  successor has been appointed.

     (c) Powers.  Subject to Section 10(k), the Board of Managers shall have the
         -------
power to do any and all acts  necessary,  convenient or incidental to or for the furtherance of the purposes  described herein,  except for those powers reserved to the members by this Agreement or the Act.  Subject to Section 7, the Board of
Managers has the authority to bind the Company.

     (d)  Meeting  of the  Board of  Managers.  The Board of  Managers  may hold
          ------------------------------------
meetings,  both  regular and  special,  within or outside the State of Delaware.
Regular  meetings of the Board of Managers  may be held  without  notice at such time and at such place as shall from time to time be  determined by the Board of
Managers.  Special  meetings  of the Board of  Managers  may be called only by a majority of the  Managers or the  President on not less than one day's notice to each Manager by telephone, facsimile, mail, telegram, courier, personal delivery or any other means of communication.

     (e) Quorum; Acts of the Board of Managers.  At all meetings of the Board of
         --------------------------------------
Managers,  a  majority  of the  Managers  shall  constitute  a  quorum  for  the transaction of business and, except as otherwise provided in any other provision of this Agreement,  the act of a majority of the Managers present at any meeting at which  there is a quorum  shall  be the act of the  Board of  Managers.  If a quorum  shall  not be  present  at any  meeting  of the Board of  Managers,  the
Managers  present at such  meeting may  adjourn  the meeting  from time to time, without notice other than  announcement at the meeting,  until a quorum shall be present.  Any action  required  or  permitted  to be taken at any meeting of the
Board of Managers or of any committee  thereof may be taken without a meeting if all members of the Board of Managers or committee,  as the case may be,  consent thereto in writing,  and the  writing or writings  are filed with the minutes of proceedings of the Board of Managers or committee, as the case may be.

     (f)  Electronic  Communications.  Members of the Board of Managers,  or any
          ---------------------------
committee  designated by the Board of Managers,  may  participate in meetings of the Board of Managers,  or any  committee,  by means of telephone  conference or similar  communications  equipment that allows all persons  participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting.  If all the participants are participating by telephone conference or similar communications  equipment,  the meeting shall be deemed to be held at the principal place of business of the Company.

     (g) Committees of Managers.
         -----------------------

          (i) The Board of Managers may, by  resolution  passed by a majority of the  whole  Board  of  Managers,  designate  one or more  committees,  each committee  to consist of one or more of the  Managers of the  Company.  The
     Board of Managers may designate  one or more Managers as alternate  members of any committee,  who may replace any absent or disqualified member at any meeting of the committee.

          (ii) In the absence or  disqualification  of a member of a  committee, the member or members thereof  present at any meeting and not  disqualified from  voting,  whether  or  not  such  members  constitute  a  quorum,  may unanimously  appoint  another member of the Board of Managers to act at the meeting in the place of any such absent or disqualified member.

          (iii) Any such committee,  to the extent provided in the resolution of the Board of  Managers,  shall  have and may  exercise  all the  powers and authority  of the Board of Managers in the  management  of the business and affairs of the Company.  Such committee or committees  shall have such name or names as may be determined  from time to time by  resolution  adopted by the Board of Managers.  Each  committee  shall keep regular  minutes of its meetings and report the same to the Board of Managers when required.

     (h)  Compensation of Managers;  Expenses.  The Board of Managers shall have
          ------------------------------------
the  authority to fix the  compensation  of  Managers.  The Managers may be paid their  expenses,  if any, of  attendance  at meetings of the Board of  Managers, which may be a fixed sum for attendance at each meeting of the Board of Managers or a stated salary as Manager.  No such payment shall  preclude any Manager from serving the Company in any other capacity and receiving  compensation  therefor.
Members of special or standing  committees may be allowed like  compensation for attending committee meetings.

     (i) Removal of Managers.  Unless otherwise restricted by law and subject to
         --------------------
Section 10(b) hereof,  any Manager  (including  an  Independent  Manager) or the entire Board of Managers may be removed or expelled,  with or without cause,  at any time by the Member,  and any vacancy caused by any such removal or expulsion may be filled by action of the Member.

     (j)  Managers  as Agents.  To the extent of their  powers set forth in this
          --------------------
Agreement and subject to Section  10(k),  the Managers are agents of the Company for the  purposes of the  Company's  business,  and the actions of the  Managers taken in accordance  with such powers set forth in this Agreement shall bind the
Company.

     (k) Separateness Covenants. This Section 10(k) is being adopted in order to
         -----------------------
comply  with  certain  provisions  required in order to qualify the Company as a
QSPE.

     The Company shall:

          (i) ensure  that at all times at least ten  percent  (10%) of the fair value  of its  Beneficial  Interests  are  held  by  parties  other  than a transferor  of assets to the  Company or such  transferor's  affiliates  or agents;

          (ii) not  commingle  its assets with those of any member of the Parent
     Group or any  Affiliate  or  subsidiary  of any member of the Parent  Group
     (except for the temporary  commingling of collections of the Receivables as specifically provided in the agreements under which the Company effects the transactions  with respect to the  Receivables  contemplated by clauses (a)
     through and including (d) of Section 7);

          (iii)  maintain (A) correct and complete books and records and minutes of the  meetings and the other  proceedings  of the Member and the Board of
     Managers and (B) such records, books and minutes separate from those of any member of the Parent Group;

          (iv)  have  its own  principal  executive  and  administrative  office through which its business is conducted (which,  however, may be within the premises of and leased from any member of the Parent  Group)  separate from those of any Originator;

          (v) maintain books and records separate from any other Person;

          (vi) conduct its own affairs in its own name;

          (vii) maintain and periodically prepare separate financial statements;

          (viii) pay its own liabilities out of its own funds;

          (ix)  observe  all  organizational   formalities,   including  holding
     appropriate  meetings in  connection  with the  activities of the Member as required by the Act, the Certificate of Formation or this Agreement;

          (x) maintain an  "arm's-length  relationship"  with each member of the
     Parent Group;

          (xi) pay the salaries,  if any, of its own Officers and employees,  if any;

          (xii) comply at all times with the  limitations  and  requirements  of
     Section 9.

          (xiii) not  guarantee or become  obligated  for the debts of any other
     Person or hold out its credit as being available to satisfy the obligations of others;

          (xiv)  maintain   separate   office  space  and  allocate  fairly  and
     reasonably  any  overhead  for office  space  shared with any member of the
     Parent Group;

          (xv) use  stationery,  invoices and checks  through which all business correspondence  and communication are conducted  separate from those of any member of the Parent Group;

          (xvi) not pledge its assets for the benefit of any other Person except pursuant to the purposes and activities contemplated by Section 7;

          (xvii) hold itself out as a separate entity;

          (viii) not engage, directly or indirectly, in any business or purposes other than the actions  required or permitted to be performed under Section
     7 and Section 10(k);

          (xix)  not  engage  in  any  merger,   consolidation   or  combination
     transaction with any Person;

          (xx) not take any action inconsistent with Section 20; and

          (xxi) not incur debt except  pursuant to the purposes  and  activities contemplated by Section 7.

          (xxii) not  significantly  change the purposes of the Company  without the prior  written  consent of each person or entity that holds  Beneficial
     Interests in, or pledged by, the Company.

     This Section  10(k) shall not limit the  obligations  of the Company  under
Section  19(b).  The  Member  shall not  amend,  alter,  change  or  repeal  the definition of "Independent  Managers" or Sections 7, 8, 10(b),  10(k), 19(c), 20
or 29 or this paragraph of this Agreement  without the unanimous written consent of the Board of Managers (including both Independent Managers).  Subject to this
Section 10(k), the Member reserves the right to amend,  alter,  change or repeal any provisions contained in this Agreement in accordance with Section 29.

     For purposes hereof,  "Parent Group" shall mean (A) Cinergy Corp., (B) each
Person that, directly or indirectly, owns or Controls, whether beneficially,  or as a trustee,  guardian or other  fiduciary,  stock having ten percent  (10%) or more of the voting power in the election of directors of Cinergy Corp., (C) each
Person that  Controls,  is Controlled by or is under common Control with Cinergy
Corp,  including  specifically  the  Originators  and (D) each of such  Person's officers, directors, joint venturers and partners.

Section 11. Officers.
            ---------

     (a)  Officers.  The initial  Officers of the Company shall be chosen by the
          ---------
Member and shall  consist of at least a President,  a Secretary and a Treasurer.
The  Officers  of the  Company  may also  include  one or more Vice  Presidents,
Assistant  Secretaries  and Assistant  Treasurers.  Any number of offices may be held by the same  person.  Upon and  after  the  establishment  of the  Board of
Managers, the Board of Managers may appoint such other Officers and agents as it shall deem  necessary or advisable  who shall hold their  offices for such terms and shall  exercise  such powers and perform such duties as shall be  determined from time to time by the Board of  Managers.  The  salaries of all  Officers and agents of the Company shall be fixed by or in the manner prescribed by the Board of  Managers.  The  Officers  of the  Company  shall  hold  office  until  their successors  are chosen and  qualified.  Any Officer  initially  appointed by the
Member or at any time  elected  or  appointed  by the Board of  Managers  may be removed  at any  time,  with or  without  cause,  by the  affirmative  vote of a majority of the Board of  Managers.  Any vacancy  occurring in any office of the
Company shall be filled by the Board of Managers.

     (b) President.  The President shall be the chief  executive  officer of the
         ----------
Company,  shall  preside  at all  meetings  of the Board of  Managers,  shall be responsible for the general and active management of the business of the Company and shall see that all  orders  and  resolutions  of the Board of  Managers  are carried  into  effect.  The  President or any other  Officer  authorized  by the
President or the Board of Managers shall execute all bonds,  mortgages and other contracts,  except:  (i) where required or permitted by law or this Agreement to be otherwise signed and executed; (ii) where signing and execution thereof shall be expressly  delegated by the Board of Managers to some other  Officer or agent of the Company; and (iii) as otherwise permitted in Section 11(c).

     (c) Vice President.  In the absence of the President or in the event of the
        ----------------
President's inability to act, the Vice President,  if any (or in the event there be more than one Vice President,  the Vice Presidents in the order designated by the Managers,  or in the absence of any designation,  then in the order of their election),  shall perform the duties of the President, and when so acting, shall have  all  the  powers  of and be  subject  to all  the  restrictions  upon  the
President. The Vice Presidents, if any, shall perform such other duties and have such other powers as the Board of Managers may from time to time prescribe.

     (d) Secretary and Assistant  Secretary.  The Secretary shall be responsible
         -----------------------------------
for  filing  legal  documents  and  maintaining  records  for the  Company.  The
Secretary  shall attend all meetings of the Board of Managers and record all the proceedings  of the  meetings  of the  Company and of the Board of Managers in a book to be kept for that purpose and shall  perform like duties for the standing committees when required.  The Secretary shall give, or shall cause to be given, notice of all meetings of the Member,  if any, and special meetings of the Board of Managers,  and shall  perform such other duties as may be  prescribed  by the
Board of Managers or the President,  under whose supervision the Secretary shall serve.  The  Assistant  Secretary,  or if there be more than one, the  Assistant
Secretaries in the order  determined by the Board of Managers (or if there be no such determination,  then in order of their election),  shall, in the absence of the Secretary or in the event of the Secretary's  inability to act,  perform the duties and exercise  the powers of the  Secretary  and shall  perform such other duties and have such other powers as the Board of Managers may from time to time prescribe.

     (e) Treasurer and Assistant Treasurer. The Treasurer shall have the custody
         ----------------------------------
of the Company funds and securities and shall keep full and accurate accounts of receipts and  disbursements  in books belonging to the Company and shall deposit all  moneys  and other  valuable  effects  in the name and to the  credit of the
Company in such depositories as may be designated by the Board of Managers.  The
Treasurer shall disburse the funds of the Company as may be ordered by the Board of Managers, taking proper vouchers for such disbursements,  and shall render to the President and to the Board of Managers,  at its regular meetings or when the
Board of Managers so requires, an account of all of the Treasurer's transactions and of the financial condition of the Company.  The Assistant  Treasurer,  or if there shall be more than one, the Assistant  Treasurers in the order  determined by the  Board of  Managers  (or if there be no such  determination,  then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer's  inability to act, perform the duties and exercise the powers of the  Treasurer and shall perform such other duties and have such other powers as the Board of Managers may from time to time prescribe.

     (f)  Officers as Agent.  The  Officers,  to the extent of their  powers set
          ------------------
forth in this  Agreement or  otherwise  vested in them by action of the Board of
Managers not inconsistent with this Agreement, are agents of the Company for the purpose of the Company's  business and, subject to Section 10(k), the actions of the Officers taken in accordance with such powers shall bind the Company.

     (g)  Duties  of  Board of  Managers  and  Officers.  Except  to the  extent
          ----------------------------------------------
otherwise  specifically  provided herein,  each Manager and Officer shall have a fiduciary  duty of loyalty and care similar to that of directors and officers of business  corporations  organized under the General Corporation Law of the State of Delaware.

Section 12. Limited Liability.
            ------------------

     No Member,  Officer,  Manager or employee of the Company shall be obligated personally or liable for the debts,  obligations  and liabilities of the Company whether  arising  in  contract,  tort or  otherwise  solely by reason of being a member or acting as an Officer,  Manager or employee of the Company.  The debts, obligations and liabilities of the Company whether arising in contract,  tort or otherwise,  shall be  solely  the  debts,  obligations  and  liabilities  of the
Company.

Section 13. Capital Contributions.
            ----------------------

     The Member has contributed or will  contribute,  to the Company property of an agreed value as listed on Schedule B attached hereto.

Section 14. Additional Contributions.
            -------------------------

     The Member is not required to make any additional  capital  contribution to the Company.  However,  the Member may make additional capital  contributions to the  Company at any time upon the written  consent of the Member.  To the extent that the Member makes an additional  capital  contribution  to the Company,  the
Member  shall  revise  Schedule  B of this  Agreement.  The  provisions  of this
Agreement,  including this Section 14, are intended solely to benefit the Member and,  to the  fullest  extent  permitted  by  law,  shall  not be  construed  as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and the Member shall not have any duty or obligation to any creditor of the Company to make any contribution  to the Company or to issue any call for  capital  pursuant to this
Agreement.

Section 15. Distributions.
            --------------

     Distributions shall be made to the Member at the times and in the aggregate amounts  determined by the Board of Managers.  Notwithstanding  any provision to the contrary  contained in this Agreement,  the Company shall not be required to make a  distribution  to the Member on account of its interest in the Company if such distribution would violate any provision of the Act or any other applicable law.

Section 16. Books and Records.
            ------------------

     The Board of Managers  shall keep or cause to be kept complete and accurate books of account and records with respect to the Company's  business.  The books of the Company shall at all times be  maintained  by the Board of Managers.  The
Member and its duly authorized  representatives  shall have the right to examine the Company  books,  records and documents  during normal  business  hours.  The
Company, and the Board of Managers on behalf of the Company,  shall not have the right to keep  confidential  from the Member any  information  that the Board of
Managers  would  otherwise  be permitted  to keep  confidential  from the Member pursuant  to the Act.  The  Company's  books of account  shall be kept using the method  of  accounting  determined  by the  Member.  The  Company's  independent auditor,  if any, shall be an independent public accounting firm selected by the
Member.

Section 17. Reports.
            --------

     (a) The  Board  of  Managers  shall  use  diligent  efforts  to cause to be prepared  and  delivered  to the  Member,  within 90 days  after the end of each fiscal year, an audited or unaudited  report setting forth as of the end of such fiscal year:

          (i) a balance sheet of the Company;

          (ii) an income statement of the Company for such fiscal year; and

          (iii) a statement of the Member's capital account.

     (b) The Board of Managers  shall,  after the end of each fiscal  year,  use reasonable efforts to cause the Company's  independent  accountants,  if any, to prepare  and  transmit  to the  Member  as  promptly  as  possible  any such tax information  as may be reasonably  necessary to enable the Member to prepare its federal, state and local income tax returns relating to such fiscal year.

Section 18. Other Business.
            ---------------

     The  Member  and any  Affiliate  of the  Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description,  independently  or with others.  The Company shall not have any rights in or to such independent  ventures or the income or profits therefrom by virtue of this Agreement.

Section 19. Exculpation and Indemnification.
            --------------------------------

     (a) None of the Member,  any  Officer,  Manager or employee or agent of the
Company and no  employee,  representative,  agent,  member or  Affiliate  of the
Member  (collectively,  the "Covered Persons") shall be liable to the Company or any other  Person who has an  interest  in or claim  against the Company for any loss,  damage or claim  incurred by reason of any act or omission  performed  or omitted by such Covered  Person in connection  with any matter  arising from, or related to, or in connection  with this  Agreement or the Company's  business or affairs; provided,  however, that the foregoing shall not eliminate or limit the liability  of any  Covered  Person if a  judgment  or other  final  adjudication adverse to the Covered  Person  establishes  that the Covered  Person's  acts or omissions  were in bad faith or  involved  intentional  misconduct  or a knowing violation  of law or  that  the  Covered  Person  personally  gained  in  fact a financial  profit or other advantage to which the Covered Person was not legally entitled.

     (b)  The  Company  shall,  to the  fullest  extent  permitted  by the  Act, indemnify  and hold  harmless,  and advance  expenses  to, each  Covered  Person against any losses,  claims,  damages or liabilities to which the Covered Person may become subject in connection with any matter arising from, related to, or in connection with, this Agreement or the Company's business or affairs;  provided, however,  that no  indemnification  may be made to or on behalf  of any  Covered
Person if a judgment or other final  adjudication  adverse to the Covered Person establishes  (i) that acts of the Covered  Person were committed in bad faith or were the result of active and  deliberate  dishonesty  and were  material to the cause of action so adjudicated or (ii) that the Covered Person personally gained in fact a financial  profit or other  advantage to which the Covered  Person was not legally entitled.

     (c)  Notwithstanding   anything  else  contained  in  this  Agreement,  the
indemnity obligations of the Company under paragraph (b) above shall:

          (i) be in addition  to any  liability  that the Company may  otherwise have;

          (ii)  inure to the  benefit of the  successors,  assigns,  heirs,  and personal representatives of each Covered Person; and

          (iii) be  limited to funds of the  Company  that  would  otherwise  be available for distribution to the Member.

Notwithstanding  any other provision of this  Agreement,  the Company shall not, and shall not be obligated to, pay any amount pursuant to this Section 19 unless the  Company has  received  funds or has funds on hand which may be used to make such payment and which funds are not required to repay any other  obligations of the Company  when due. Any amount which the Company does not pay pursuant to the operation of the  preceding  sentence  shall not  constitute a claim (as defined inss.101 of the  Bankruptcy  Code)  against,  or  corporate  obligation  of, the
Company.

     (d)  The  foregoing  provisions  of  this  Section  19  shall  survive  any termination of this Agreement and the dissolution of the Company.

Section 20. Bankruptcy Proceedings.
            -----------------------

     Notwithstanding  any other provision of this Agreement and any provision of law that  otherwise so empowers the  Company,  the Company  shall not (i) at any time while the Company is not Insolvent (as defined in the Bankruptcy Code), and
(ii) at any time while the Company is  Insolvent,  without  the prior  unanimous consent of all of the members of the Board of Managers of the Company (including both  Independent  Managers),  voluntarily  commence any  proceeding or file any petition  under  any  bankruptcy,  insolvency,  reorganization,  liquidation  or similar law (including  the filing of a voluntary  petition under Section 301 of the Bankruptcy Code), make an assignment for the benefit of creditors or declare or effect a moratorium on its debt.  This Section 20 may not be amended  without the  unanimous  consent of all of the  members of the Board of  Managers  of the
Company.

Section 21. Restrictions on Transferability.
            --------------------------------

     The   membership   interest  in  the   Company  of  the  Member   shall  be
non-assignable  and  non-transferrable  and may not be pledged,  hypothecated or otherwise encumbered. Any purported assignment,  transfer, pledge, hypothecation or other  encumbrance  of the  membership  interest of the Member in the Company shall be void.  The  Member  shall  not be  expelled  as the  Member  under  any circumstances.  Notwithstanding  anything in this Agreement to the contrary, any successor to the Member by merger or consolidation  shall,  without further act, be the

Member  hereunder,  and such merger or  consolidation  shall not  constitute  an assignment or transfer for purposes of this Agreement.

Section 22. Admission of Additional Members.
            --------------------------------

     One or more  additional  members  of the  Company  may be  admitted  to the
Company with the written consent of the Member.

Section 23. Dissolution.
            ------------

     (a) Pursuant to Section  18-801 of the Act, and subject to Section 7 herein and this Section 23, the Company shall dissolve,  and its affairs shall be wound up, only upon the earliest to occur of any of the following  events  (which,  in the case of the events  described in paragraph (iii) of this Section 23(a),  and in all others cases unless the Member (or a successor  member or members) agrees to continue  the  business of the Company  after the  occurrence  of such event, shall constitute a "Dissolution Event"):

          (i)  one  year  and  one  day  following  the  full  and  indefeasible satisfaction  of all the  Company's  indebtedness,  liabilities  and  other obligations pursuant to or in connection with any agreements or instruments entered into pursuant to Section 7(d) herein;

          (ii) at any time  there are no  members  of the  Company,  unless  the business  of the Company is  continued  without  dissolution  in the manner described below;

          (iii) the entry of a decree of judicial dissolution under the Act; and

          (iv)  the  sale  of all or  substantially  all  of the  assets  of the
     Company;  other than by the  operation  of the  agreements  or  instruments entered into pursuant to Section 7(d) herein.

     (b) Notwithstanding  any other provision in this Agreement,  the bankruptcy
(as defined in section  18-101(1) and 18-304 of the Act) of the Member shall not cause the Member to cease to be a member of the Company, and upon the occurrence of such an  event,  the  business  of the  Company  shall be  continued  without dissolution.  The dissolution of the Member or the occurrence of any other event that terminates the continued  membership of the Member of the Company shall not cause the  Company to be  dissolved  or its affairs to be wound up, and upon the
occurrence  of  any  such  event,   the  Company  shall  be  continued   without
dissolution.  To the extent such action would lead to a result inconsistent with the  provisions  of this  Section  23, the Member  agrees  not to  withdraw  its interest  as a member in the  Company.  In the event there are no members of the
Company, to the fullest extent permitted by law, the personal  representative of the  Member  is hereby  authorized  to,  and  shall,  within  90 days  after the occurrence of the event that  terminated  the  continued  membership of the last remaining  member in the  Company,  agree in writing (i) to continue the Company and (ii) to the  admission  of the  personal  representative  or its  nominee or designee,  as the case may be, as a substitute member of the Company,  effective as of the occurrence of the event that  terminated  the continued  membership of the Member in the Company.

     (c) Upon  liquidation,  amounts  in respect  of the  proceeds  of a sale of
Company  assets  shall first be applied to payment of all Company  debts,  fees, costs and expenses and then shall be distributed to the Member.

     (d) The Company  shall not be dissolved  for any other  reason  without the prior  written  consent of each person or entity that  provides  financing to or otherwise holds Beneficial Interests of, in or pledged by the Company.

Section 24. Waiver of Partition; Nature of Interest.
            ----------------------------------------

     Except as otherwise  expressly  provided in this Agreement,  to the fullest extent permitted by law, the Member hereby irrevocably waives any right or power that the  Member  might  have to cause the  Company  or any of its  assets to be partitioned,  to cause the  appointment  of a receiver for all or any portion of the  assets of the  Company,  to compel  any sale of all or any  portion  of the assets of the Company  pursuant to any  applicable law or to file a complaint or to  institute  any  proceeding  at law or in equity  to cause  the  dissolution, liquidation, winding up or termination of the Company. The Member shall not have any  interest in any specific  assets of the  Company,  and the Member shall not have the  status of a creditor  with  respect to any  distribution  pursuant  to
Section 15  hereof.  The  interest  of the  Member in the  Company  is  personal property.

Section 25. Benefits of Agreement; No Third-Party Rights.
            ---------------------------------------------

     None of the  provisions  of this  Agreement  shall be for the benefit of or enforceable  by any  creditor of the  Company or by any  creditor of the Member.
Nothing  in this  Agreement  shall be deemed to create  any right in any  Person
(other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person.

Section 26. Severability of Provisions.
            ---------------------------

     Each provision of this Agreement  shall be considered  severable and if for any reason any  provision or  provisions  herein are  determined  to be invalid, unenforceable  or illegal  under any  existing or future law,  such  invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

Section 27. Entire Agreement.
            -----------------

     This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

Section 28. Governing Law.
            --------------

     THIS  AGREEMENT  SHALL BE GOVERNED BY AND  CONSTRUED  UNDER THE LAWS OF THE
STATE OF DELAWARE  (WITHOUT REGARD TO CONFLICT OF LAWS  PRINCIPLES),  ALL RIGHTS
AND REMEDIES BEING GOVERNED BY SAID LAWS.

Section 29. Amendments.
            -----------

     Subject to Section  10(k),  this  Agreement  may not be modified,  altered, supplemented or amended, (i) except pursuant to a written agreement executed and delivered by the Member, and (ii) in any material respect, except with the prior written consent of each person or entity that provides financing to or otherwise holds Beneficial Interests of, in or pledged by the Company.

Section 30. Counterparts.
            -------------

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this  Agreement and all of which  together  shall constitute one and the same instrument.

Section 31. Notices.
            --------

     Any notices  required  to be  delivered  hereunder  shall be in writing and personally  delivered,  mailed or sent by  facsimile,  electronic  mail or other similar form of rapid transmission,  and shall be deemed to have been duly given upon  receipt (a) in the case of the  Company,  to the Company at its address in
Section 2, (b) in the case of the Member, to the Member at its address as listed on Schedule B attached  hereto,  and (c) in the case of either of the foregoing, at such other address as may be  designated by written  notice to the Company or the Member, as the case may be.

Section 32. Effectiveness.
            --------------

     Pursuant to Section 18-201(d) of the Act, this Agreement shall be effective as of the date first above written.

                                                          [Signature Follows]

IN WITNESS WHEREOF,  the undersigned,  intending to be legally bound hereby, has duly  executed  this Limited  Liability  Company  Agreement as of the date first above written.

                                    MEMBER:

                                    CINERGY CORP.

                                    By:__________________________________
                                    Name:  Charles J. Winger
                                    Title:  Vice President

                                   SCHEDULE A

                                   Definitions
                                   -----------

A.   Definitions
     -----------

     When used in this  Agreement,  the following  terms not  otherwise  defined herein have the following meanings:

     "Act" has the meaning set forth in the preamble to this Agreement.
     -----

     "Affiliate" means, with respect to any Person, any other Person directly or
     -----------
indirectly  Controlling  or  Controlled  by or under  direct or indirect  common
Control with such Person.

     "Agreement"  means this Limited Liability Company Agreement of the Company,
     -----------
together  with  the  schedules   attached  hereto,   as  amended,   restated  or
supplemented or otherwise modified from time to time.

     "Bankruptcy  Code" means the  provisions  of title 11 of the United  States
     ------------------
Code, 11 U.S.C.ss.ss.101 et seq., as amended from time to time.

     "Beneficial  Interests"  has the meaning set forth in section  7(h) of this
     -----------------------
Agreement

     "Board of Managers" means the Board of Managers of the Company  established
     -------------------
pursuant to Section 10.

     "Certificate  of  Formation"  means the  Certificate  of  Formation  of the
     ----------------------------
Company  filed with the  Secretary  of State of the State of Delaware on January
10, 2002, as amended or amended and restated from time to time.

     "Company"  means  Cinergy  Receivables  Company  LLC,  a  Delaware  limited
     ---------
liability company.

     "Control"  means the  possession,  directly or indirectly,  or the power to
     ---------
direct or cause the direction of the management or policies of a Person, whether through the ownership of voting  securities or general  partnership  or managing member interests, by contract or otherwise. "Controlling" and "Controlled" shall have correlative meanings.  Without limiting the generality of the foregoing,  a
Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.

     "Covered Persons" has the meaning set forth in Section 19(a).
     -----------------

     "Managers" means the Managers elected to the Board of Managers from time to
     ----------
time by the Member. A Manager is hereby designated as a "manager" of the Company within the meaning of Section 18-101(10) of the Act.

     "Independent  Managers"  and  "Independent  Managers"  have the meaning set
     -----------------------       -----------------------
forth in Section 10(b).

     "Member"  means Cinergy Corp.,  as the initial  member of the Company,  and
     --------
includes  any  Person  admitted  as an  additional  member of the  Company  or a substitute member of the Company pursuant to the provisions of this Agreement.

     "Officer" means an officer of the Company described in Section 11.
     ---------

     "Originators" means The Cincinnati Gas & Electric Company, PSI Energy, Inc.
     -------------
and The  Union  Light,  Heat  and  Power  Company,  each a  direct  or  indirect wholly-owned subsidiary of the Member.

     "Parent Group" has the meaning set forth in Section 10(k).
     --------------

     "Person" means any  individual,  corporation,  partnership,  joint venture,
     --------
limited liability company,  limited liability  partnership,  association,  joint stock  company,  trust,  unincorporated  organization,  or  other  organization, whether or not a legal entity, and any governmental authority.

     "Receivable" is defined in Section 7.
     ------------

     "Stock" means all shares, options, warrants, general or limited partnership
     -------
interests,  membership interests,  units or other equivalents (regardless of how designated) of or in a corporation,  partnership,  limited  liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock, trust certificates,  membership  interests or any other "equity security"
(as such term is defined in Rule  3a11-1 of the  General  Rules and  Regulations
promulgated  by the  Securities  and Exchange  Commission  under the  Securities
Exchange Act of 1934).

     "Stockholder"  means,  with respect to any Person,  each holder of Stock of
     -------------
such Person.

     "Subordinated  Note" has the  meaning  set forth in Section  2.3.(b) of the
     --------------------
Purchase and Sale Agreement.

B.   Rules of Construction
     ---------------------

     Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words "include" and "including"  shall be deemed to be followed by the phrase "without  limitation." The terms "herein," "hereof"
and  "hereunder"  and other words of similar import refer to this Agreement as a whole and not to any particular Section,  paragraph or subdivision.  The Section titles  appear  as a  matter  of  convenience  only and  shall  not  affect  the interpretation of this Agreement.  All Section,  paragraph,  clause,  Exhibit or
Schedule  references not attributed to a particular document shall be references to such parts of this Agreement.

                                   SCHEDULE B

                                     Member
                                     ------

                                                 Agreed Value of     Membership
     Name              Mailing Address         Capital Contribution   Interest
     ----              ---------------         --------------------   --------

  Cinergy Corp.     139 East Fourth Street          $5,000,000          100%
                    Cincinnati, OH 45202